99.1 Exhibit 99.2Exhibit 99.2

Company Overview Company Information 3 Fourth Quarter 2016 Highlights 4 Full Year 2016 Highlights 5 Financial Highlights 6 Company Snapshot 7 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA 8 Capitalization, Interest Expense and Covenants 9 Debt Composition and Maturity Schedule 10 Portfolio Information Investment Activity 11 Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration 12 Same-Property Performance and NOI 13 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 14 Tenant Lease Expirations and Historical Leased Rate 15 Key Health System Relationships and In-House Property Management and Leasing Platform 16 Health System Relationship Highlights 17 Financial Statements Consolidated Balance Sheets 18 Consolidated Statements of Operations 19 Consolidated Statements of Cash Flows 20 Reporting Definitions 21 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward- looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward-looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, based on gross leasable area (“GLA”). We provide the real estate infrastructure for the integrated delivery of healthcare services in highly desirable locations. Over the last decade, we have invested $4.2 billion primarily in MOBs and other healthcare assets comprising 17.7 million square feet of GLA. Our investments are targeted in 20 to 25 key markets that we believe have superior healthcare demographics that support strong, long-term demand for medical office space. We have achieved, and continue to achieve, critical mass within these key markets by expanding our presence through accretive acquisitions, and utilizing our in-house operating expertise through our regionally located property management and leasing platform. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that we believe have significantly outperformed the S&P 500 and US REIT indices. More information about HTA can be found on the Company’s website at www.htareit.com. Company Overview Executive Management Scott D. Peters I Chairman, Chief Executive Officer and President Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mark D. Engstrom I Executive Vice President - Acquisitions Amanda L. Houghton I Executive Vice President - Asset Management Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Mary C. Jensen I Vice President - Capital Markets 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 30170 College Station, Texas 77842-3170 888.801.0107 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 3

Fourth Quarter 2016 Highlights Operating • Net Income Attributable to Common Stockholders: Increased 59.6% to $16.6 million, compared to Q4 2015. Earnings per diluted share increased 37.5% to $0.11 per diluted share, compared to Q4 2015. • FFO: As defined by the National Association of Real Estate Investment Trusts (“NAREIT”), increased 22.1% to $60.9 million, compared to Q4 2015. FFO per diluted share increased 7.7% to $0.42 per diluted share, compared to Q4 2015. • Normalized FFO: Increased 17.3% to $59.5 million, compared to Q4 2015. Normalized FFO per diluted share increased 5.1% to $0.41 per diluted share, compared to Q4 2015. • Normalized FAD: Increased 16.3% to $52.2 million, compared to Q4 2015. • Same-Property Cash NOI: Increased $1.9 million, or 2.9%, to $69.7 million, compared to Q4 2015. Same-Property rental revenue increased $2.0 million, or 2.6%, to $79.0 million, compared to Q4 2015. Portfolio • Investments: HTA invested $67.8 million to acquire medical office buildings totaling approximately 224,000 square feet of gross leasable area (“GLA”) that were 94% leased as of the date of acquisition and in its key markets of Boston, Massachusetts; Columbus, Ohio; and Raleigh-Durham, North Carolina. • Dispositions: HTA completed the disposition of two senior care facilities located in California for an aggregate gross sales price of $13.0 million totaling approximately 71,000 square feet of GLA, generating net gains of $4.8 million. • Leasing: HTA entered into new and renewal leases on approximately 488,000 square feet of GLA, or 2.8% of its portfolio. Tenant retention for the Same-Property portfolio was 84% by GLA for the quarter, which included approximately 400,000 square feet of expiring leases. Renewal leases included tenant improvements of $2.17 per square foot per year of the lease term and ten days of free rent per year of the lease term. Balance Sheet • Balance Sheet: At the end of the year, HTA had total leverage of 29.4%, measured by debt to market capitalization, and 5.7x measured as debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”). Total liquidity at the end of the quarter was $767.7 million, including $756.5 million of availability under its unsecured revolving credit facility and $11.2 million of cash and cash equivalents. Company Overview 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 4

Full Year 2016 Highlights Operating • Net Income Attributable to Common Stockholders: Increased 39.4% to $45.9 million, compared to 2015. Earnings per diluted share increased 26.9% to $0.33 per diluted share, compared to 2015. • FFO: As defined by NAREIT, increased 14.5% to $215.6 million, compared to 2015. FFO per diluted share increased 4.8% to $1.54 per diluted share, compared to 2015. • Normalized FFO: Increased 15.0% to $225.2 million, compared to 2015. Normalized FFO per diluted share increased 5.2% to $1.61 per diluted share, compared to 2015. • Normalized FAD: Increased 12.2% to $200.1 million, compared to 2015. • Same-Property Cash NOI: Increased $7.3 million, or 2.9%, to $258.3 million, compared to 2015. Same-Property rental revenue increased $6.7 million, or 2.3%, to $292.3 million, compared to 2015. Full year 2016 Same-Property Cash NOI only includes those properties that were acquired through the end of 2014. Portfolio • Investments: HTA completed $700.8 million of investments totaling approximately 2.5 million square feet of GLA that were 93% leased as of the date of acquisition. • Dispositions: HTA completed dispositions of six senior care facilities located in Texas and California for an aggregate gross sales price of $39.5 million totaling approximately 226,000 square feet of GLA, generating net gains of $9.0 million. • Leasing: HTA entered into new and renewal leases on approximately 1.6 million square feet of GLA, or 9.0% of its portfolio. Tenant retention for the Same-Property portfolio was 80% by GLA for the year ended 2016, which included approximately 1.3 million square feet of expiring leases. For the year ended 2016, renewal leases included tenant improvements of $1.55 per square foot per year of the lease term and six days of free rent per year of the lease term. • Leased Rate: At the end of the year, HTA had a leased rate for its portfolio and Same-Property portfolio of 91.9% by GLA. Capital Markets • Equity: During the year ended 2016, HTA issued $492.5 million of equity at an average price of $29.33 per share. This was comprised of $297.8 million from the sale of common stock in underwritten public offerings at an average gross price of $30.64 per share, $122.9 million from the sale of common stock under the ATM at an average gross price of $27.82 per share, and $71.8 million from the issuance of Class A operating partnership units in connection with acquisition transactions. • Debt: HTA issued $350.0 million of senior unsecured 10-year notes, with a coupon of 3.50% per annum and Healthcare Trust of America Holdings, LP, the operating partnership of HTA, executed a $200.0 million 7-year unsecured term loan with net proceeds used to refinance its $155.0 million unsecured term loan due in 2019. During the year ended 2016, HTA repaid $110.9 million of existing mortgage loans, generating prepayment penalties of $3.0 million. • Dividends: During the year ended 2016, HTA’s Board of Directors increased the quarterly dividend run rate by 1.7% to $0.30 per share of common stock, representing an annualized rate of $1.20 per share of common stock. Company Overview 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 5

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	4Q16	3Q16	2Q16	1Q16	4Q15
INCOME ITEMS					
Revenues	$ 122,039	$ 118,340	$ 113,234	$ 107,315	$ 102,049
NOI (1)(2)	83,587	81,455	78,173	73,962	71,514
Adjusted EBITDA (1)(3)	312,340	311,776	294,256	279,916	267,476
FFO (1)(3)	60,944	53,972	53,273	47,381	49,924
Normalized FFO (1)(3)	59,513	57,132	56,461	52,115	50,737
Normalized FAD (1)(3)	52,197	49,222	50,061	48,603	44,889
Net income attributable to common stockholders per diluted share	$ 0.11	$ 0.04	$ 0.09	$ 0.08	$ 0.08
FFO per diluted share	0.42	0.38	0.38	0.36	0.39
Normalized FFO per diluted share	0.41	0.40	0.40	0.40	0.39
Same-Property Cash NOI growth (4)	2.9%	3.3%	3.1%	3.0%	3.1%
Fixed charge coverage ratio (5)	4.20x	4.08x	4.06x	3.85x	3.84x

	As of				
	4Q16	3Q16	2Q16	1Q16	4Q15
ASSETS					
Gross real estate investments	$ 4,320,613	$ 4,255,076	$ 4,058,071	$ 3,806,206	$ 3,635,612
Total assets	3,747,844	3,715,890	3,532,289	3,310,519	3,172,300
CAPITALIZATION					
Total debt	$ 1,768,905	$ 1,712,598	$ 1,631,642	$ 1,667,320	$ 1,590,696
Total capitalization (6)	6,020,188	6,476,814	6,227,027	5,565,352	5,068,666
Total debt/market capitalization	29.4%	26.4%	26.2%	30.0%	31.4%

(1) Refer to pages 21 and 22 for the reporting definitions of Adjusted EBITDA, FFO, NOI, Normalized FAD and Normalized FFO.
(2) Refer to page 13 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 8 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Net Income to Adjusted EBITDA.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDA divided by interest expense (excluding change in fair market value of derivatives) and scheduled principal payments.
(6) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus total debt outstanding at the end of the period. Refer to page 9 for details.

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Healthcare Trust of America, Inc. I 6

Investments in Real Estate (1) $ 4.2 Total portfolio GLA (2) 17.7 Leased rate 91.9% Same-Property portfolio tenant retention rate (YTD) (3) 80% % of GLA on-campus/aligned 97% % of invested dollars in key markets & top 75 MSAs (4) 92% Investment grade tenants (5) 41% Credit rated tenants (5) 55% Weighted average remaining lease term for all buildings (6) 5.1 Weighted average remaining lease term for single-tenant buildings (6) 6.6 Weighted average remaining lease term for multi-tenant buildings (6) 4.5 Credit ratings (by Moody’s and Standard & Poor’s) Baa2(Stable)/BBB(Stable) Cash and cash equivalents (2) $ 11.2 Debt/market capitalization 29.4% Weighted average interest rate per annum on portfolio debt (7) 3.35% Building Type Presence in Top MSAs (8) Company Snapshot (as of December 31, 2016) Company Overview 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 7 (1) Amount presented in billions. Refer to page 21 for the reporting definition of Investments in Real Estate. (2) Amounts presented in millions. (3) Refer to page 22 for the reporting definition of Retention. (4) Refer to page 21 for the reporting definition of Metropolitan Statistical Area. (5) Amounts based on annualized base rent. (6) Amounts presented in years. (7) Includes the impact of interest rate swaps. (8) Refer to page 12 for a detailed table of our Key Markets and Top 75 MSA Concentration. % of Portfolio (based on GLA) % of Portfolio (based on invested dollars) Medical Office Buildings 94% Hospitals 4% Senior Care 2% Additional Top 75 MSAs 40.8%All Other Markets 7.7% Boston, MA 9.7% Hartford/ New Haven, CT 6.2% Dallas, TX 5.8% Houston, TX 4.6% Phoenix, AZ 4.5% Orange County/Los Angeles, CA 4.5% Albany, NY 4.2% Greenville, SC 4.2% Miami, FL 4.1% Atlanta, GA 3.7%

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD	Three Months Ended 4Q16	Three Months Ended 4Q15	Year Ended 4Q16	Year Ended 4Q15
Net income attributable to common stockholders	$ 16,551	$ 10,372	$ 45,912	$ 32,931
Depreciation and amortization expense related to investments in real estate	46,067	38,626	175,544	152,846
Gain on sales of real estate, net	(4,754)	—	(8,966)	(152)
Impairment	3,080	926	3,080	2,581
FFO attributable to common stockholders	$ 60,944	$ 49,924	$ 215,570	$ 188,206
Acquisition-related expenses	1,541	1,190	6,538	4,555
(Gain) loss on change in fair value of derivative financial instruments, net	(3,488)	(2,310)	(1,344)	769
Loss (gain) on extinguishment of debt, net	3	(16)	3,025	(123)
Noncontrolling income from partnership units included in diluted shares	513	166	1,315	514
Other normalizing items, net [1][2]	—	1,783	117	1,999
Normalized FFO attributable to common stockholders	$ 59,513	$ 50,737	$ 225,221	$ 195,920
Other income	(66)	(23)	(286)	(114)
Non-cash compensation expense	1,935	1,262	7,071	5,724
Straight-line rent adjustments, net	(523)	(1,082)	(4,159)	(6,917)
Amortization of below and above market leases/leasehold interests and corporate assets, net	554	595	2,030	2,350
Deferred revenue - tenant improvement related [1]	—	(183)	—	(645)
Amortization of deferred financing costs and debt discount/premium, net	816	683	3,104	3,128
Recurring capital expenditures, tenant improvements and leasing commissions	(10,032)	(7,100)	(32,898)	(21,122)
Normalized FAD attributable to common stockholders	$ 52,197	$ 44,889	$ 200,083	$ 178,324
Net income attributable to common stockholders per diluted share	$ 0.11	$ 0.08	$ 0.33	$ 0.26
FFO adjustments per diluted share, net	0.31	0.31	1.21	1.21
FFO attributable to common stockholders per diluted share	$ 0.42	$ 0.39	$ 1.54	$ 1.47
Normalized FFO adjustments per diluted share, net	(0.01)	0.00	0.07	0.06
Normalized FFO attributable to common stockholders per diluted share	$ 0.41	$ 0.39	$ 1.61	$ 1.53
Weighted average diluted common shares outstanding	146,050	128,965	140,259	128,004

Adjusted EBITDA	Three Months Ended 4Q16
Net income	$ 17,154
Depreciation and amortization expense	46,436
Interest expense and net change in fair value of derivative financial instruments	12,299
EBITDA	$ 75,889
Acquisition-related expenses	1,541
Impairment	3,080
Gain on sale of real estate, net	(4,754)
Non-cash compensation expense	1,935
Pro forma impact of acquisitions/dispositions	391
Loss on extinguishment of debt, net	3
	78,085
Adjusted EBITDA	$ 312,340

(1) For the three months and year ended December 31, 2016, deferred revenue - tenant improvement related items are excluded from Normalized FAD and other normalizing items excludes lease termination fees as they are both deemed to be generated in the ordinary course of business.

(2) For the three months and year ended December 31, 2015, other normalizing items primarily includes the acceleration of management fees paid in connection with an acquisition-related management agreement that was entered into at the time of acquisition for our Florida portfolio that was acquired in December 2013.

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Healthcare Trust of America, Inc. I 8

Financial Information

Capitalization, Interest Expense and Covenants

(as of December 31, 2016, dollars and shares in thousands, except stock price)

Capitalization

Unsecured revolving credit facility	$ 88,000
Unsecured term loans	500,000
Unsecured senior notes	950,000
Secured mortgage loans	243,466
Deferred financing costs, net	(9,527)
Discount, net	(3,034)
Total debt	$ 1,768,905
Stock price (as of December 31, 2016)	$ 29.11
Total diluted common shares outstanding	146,042
Equity capitalization	$ 4,251,283
Total capitalization	$ 6,020,188
Total undepreciated assets	$ 4,565,437
Debt/market capitalization	29.4%
Debt/undepreciated assets	38.7%
Debt/Adjusted EBITDA ratio	5.7x


Equity
71%
Secured
Debt
4%
Unsecured
Debt
25%

Interest Expense

	Three Months Ended		Year Ended	
	4Q16	4Q15	4Q16	4Q15
Interest related to derivative financial instruments	$ 521	$ 862	$ 2,377	$ 3,140
(Gain) loss on change in fair value of derivative financial instruments, net	(3,488)	(2,310)	(1,344)	769
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	(2,967)	(1,448)	1,033	3,909
Interest related to debt [(1)]	15,266	13,468	59,769	54,967
Total interest expense	$ 12,299	$ 12,020	$ 60,802	$ 58,876
Interest expense excluding net change in fair value of derivative financial instruments	$ 15,787	$ 14,330	$ 62,146	$ 58,107

Covenants

Bank Loans	Required	4Q16
Total leverage	≤ 60%	38%
Secured leverage	≤ 30%	5%
Fixed charge coverage	≥ 1.50x	4.20x
Unencumbered leverage	≤ 60%	37%
Unencumbered coverage	≥ 1.75x	5.41x

Senior Notes	Required	4Q16
Total leverage	≤ 60%	40%
Secured leverage	≤ 40%	5%
Unencumbered asset coverage	≥ 150%	260%
Interest coverage	≥ 1.50x	4.43x

(1) Includes the acceleration of deferred loan fees from the execution of our $200.0 million unsecured term loan due in 2023, the net proceeds of which were used to refinance our $155.0 million unsecured term loan due in 2019, for the year ended December 31, 2016.

4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 9

Financial Information Debt Composition and Maturity Schedule (as of December 31, 2016, dollars in thousands) 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 10 Unsecured Revolving Credit Facility due 2020 (1) Secured Mortgages Loans Unsecured Term Loan due 2019 (2) Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2026 Total 2017 $ — $ 76,582 $ — $ — $ — $ — $ — $ 76,582 2018 — 4,722 — — — — — 4,722 2019 — 10,839 300,000 — — — — 310,839 2020 88,000 49,795 — — — — — 137,795 2021 — 3,842 — 300,000 — — — 303,842 Thereafter — 97,686 — — 300,000 200,000 350,000 947,686 Subtotal 88,000 243,466 300,000 300,000 300,000 200,000 350,000 1,781,466 Deferred financing costs, net — (336) (1,593) (1,953) (2,142) (1,943) (1,560) (9,527) Discounts, net — 2,187 — (1,463) (1,572) — (2,186) (3,034) Total $ 88,000 $ 245,317 $ 298,407 $ 296,584 $ 296,286 $ 198,057 $ 346,254 $ 1,768,905 Stated rate (3) 1.80% 5.07% 1.90% 3.38% 3.70% 2.40% 3.50% 3.25% Hedged rate (4) 1.80% 5.44% 1.90% 3.38% 3.70% 2.82% 3.50% 3.35% Debt Composition (1) Rate does not include the 20 basis points facility fee that is payable on the entire $850 million revolving credit facility. (2) Does not reflect the 1-year extension at the option of the borrower which could extend the term loan to 2020. (3) The stated rate on the debt instrument as of the end of the period. (4) The effective rate incorporates any swap instruments that serve to fix variable rate debt, as of the end of the period. Debt Maturity Schedule Unsecured Revolving Credit Facility due 2020 Secured Mortgage Loans Unsecured Term Loan due 2019 Unsecured Term Loan due 2023 Unsecured Senior Notes due 2021 Unsecured Senior Notes due 2023 Unsecured Senior Notes due 2026 $1,000,000 $800,000 $600,000 $400,000 $200,000 $0 2017 2018 2019 2020 2021 Thereafter $76,582 $4,722 $310,839 $137,795 $303,842 $947,686 (2) (1)

Property Market Date Acquired % Leased at Acquisition Purchase Price GLA Yale One Long Wharf MOB New Haven, CT January 99% $ 73,810 287 Texas MOB (7 buildings) Texas (Various) February 86 82,027 483 Charleston MOB Charleston, SC February 100 6,170 22 Hilliard II MOB Columbus, OH April 75 8,450 35 Connecticut MOB (26 buildings) Connecticut (Various) April 98 180,286 579 Polaris MOB Columbus, OH April 100 14,600 45 Legacy MOB Portland, OR May 100 7,750 22 Independence MOB Dallas, TX May 90 24,000 72 Simon Williamson MOB Birmingham, AL June 100 27,750 102 Middletown MOB (2 buildings) Hartford, CT June 80 11,000 64 Mission Viejo MOB (4 buildings) Orange County, CA August 100 150,000 262 Birmingham MOB (3 buildings) Birmingham, AL August 82 36,730 217 Riverside MOB Tampa, FL September 98 10,393 57 OhioHealth MOB Columbus, OH October 100 7,218 35 Duke Health MOB (2 buildings) Raleigh-Durham, NC November 100 34,750 98 Pearl Street MOB (2 buildings) Boston, MA December 86 25,830 91 Total $ 700,764 2,471 Portfolio Information Investment Activity (as of December 31, 2016, dollars and GLA in thousands) 2016 Acquisitions Annual Investments (1) 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 11 Acquisitions Dispositions $900,000 $700,000 $500,000 $300,000 $100,000 -$100,000 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 (1) Excludes real estate note receivables, expansions and corporate assets. $271,510 2016 Dispositions Property Location Date Disposed Disposition Price GLA SWLTC Senior Care Facility (4 buildings) Texas (Various) June $ 26,500 155 NAH Senior Care Facility (2 Buildings) California (Various) December 12,983 71 Total $ 39,483 226 $35,685 $700,764 $39,483$82,885 As of December 31, 2016, HTA has invested $4.2 billion primarily in MOBs and other healthcare assets comprising approximately 17.7 million square feet of GLA.

Portfolio Information

Regional Portfolio Distribution and Key Markets and Top 75 MSA Concentration

(as of December 31, 2016, dollars and GLA in thousands)

Regional Portfolio Distribution

Region	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent (1)	% of Annualized Base Rent
Southwest	$ 1,277,074	30.1%	4,895	27.6%	$ 107,919	28.9%
Northeast	1,176,390	27.7	4,514	25.5	100,390	26.8
Southeast	1,165,867	27.5	5,294	29.9	109,198	29.2
Midwest	616,112	14.5	2,993	16.9	55,957	15.0
Northwest	7,750	0.2	23	0.1	528	0.1
Total	$ 4,243,193	100%	17,719	100%	$ 373,992	100%

Key Markets and Top 75 MSA Concentration (2)

Key Markets	Investment	% of Investment	Total GLA	% of Portfolio	Annualized Base Rent	% of Annualized Base Rent
Boston, MA	$ 410,730	9.7%	1,037	5.9%	$ 32,049	8.6%
Hartford/New Haven, CT	265,095	6.2	936	5.3	19,740	5.3
Dallas, TX	244,778	5.8	728	4.1	17,685	4.7
Houston, TX	196,295	4.6	874	4.9	20,373	5.4
Phoenix, AZ	189,641	4.5	1,018	5.7	19,203	5.1
Orange County/Los Angeles, CA	189,500	4.5	432	2.4	11,983	3.2
Albany, NY	179,253	4.2	880	5.0	16,045	4.3
Greenville, SC	179,070	4.2	965	5.4	18,050	4.8
Miami, FL	173,807	4.1	888	5.0	18,249	4.9
Atlanta, GA	156,743	3.7	663	3.7	13,232	3.5
Indianapolis, IN	155,700	3.7	977	5.5	15,345	4.1
Pittsburgh, PA	148,612	3.5	1,095	6.2	19,394	5.2
Raleigh, NC	135,010	3.2	532	3.0	12,611	3.4
Tampa, FL	133,986	3.2	439	2.5	9,692	2.6
Denver, CO	111,700	2.6	371	2.1	8,465	2.3
White Plains, NY	92,750	2.2	276	1.6	6,839	1.8
Columbus, OH	77,068	1.8	323	1.8	5,034	1.3
Charleston, SC	75,021	1.8	290	1.6	5,946	1.6
Orlando, FL	62,300	1.5	289	1.6	6,158	1.6
Honolulu, HI	47,250	1.1	143	0.8	3,886	1.0
Top 20 MSAs	3,224,309	76.1	13,156	74.1	279,979	74.7
Additional Top 75 MSAs	692,198	16.3	3,098	17.5	63,937	17.1
Total Key Markets & Top 75 MSAs	$ 3,916,507	92.4%	16,254	91.6%	$ 343,916	91.8%

(1) Refer to page 21 for the reporting definition of Annualized Base Rent.
(2) Key markets are titled as such based on HTA's concentration in the respective MSA.

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Healthcare Trust of America, Inc. I 12

Portfolio Information

Same-Property Performance and NOI

(as of December 31, 2016, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	4Q16	3Q16	4Q15	$ Change	% Change	$ Change	% Change
Rental revenue	$ 79,015	$ 78,454	$ 77,045	$ 561	0.7%	$ 1,970	2.6%
Tenant recoveries	21,157	20,619	19,560	538	2.6	1,597	8.2
Total rental income	100,172	99,073	96,605	1,099	1.1	3,567	3.7
Expenses	30,435	29,969	28,804	466	1.6	1,631	5.7
Same-Property Cash NOI	$ 69,737	$ 69,104	$ 67,801	$ 633	0.9%	$ 1,936	2.9%

	As of		
	4Q16	3Q16	4Q15
Number of buildings	285	285	285
GLA	14,569	14,571	14,571
Leased GLA, end of period	13,394	13,363	13,429
Leased %, end of period	91.9%	91.7%	92.2%

NOI [1]

	Three Months Ended	
	4Q16	4Q15
Net income	$ 17,154	$ 10,573
General and administrative expenses	7,894	6,349
Acquisition-related expenses	1,541	1,190
Depreciation and amortization expense	46,436	38,955
Impairment	3,080	926
Interest expense and net change in fair value of derivative financial instruments	12,299	12,020
Gain on sales of real estate, net	(4,754)	—
Loss (gain) on extinguishment of debt, net	3	(16)
Other (income) expense	(66)	1,517
NOI	$ 83,587	$ 71,514
NOI percentage growth	16.9%	
NOI	$ 83,587	$ 71,514
Straight-line rent adjustments, net	(523)	(1,082)
Amortization of below and above market leases/leasehold interests, net and lease termination fees [2]	185	578
Cash NOI	$ 83,249	$ 71,010
Notes receivable interest income	(115)	—
Non Same-Property Cash NOI	(13,397)	(3,209)
Same-Property Cash NOI	$ 69,737	$ 67,801
Same-Property Cash NOI percentage growth	2.9%	

(1) Refer to pages 21 and 22 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.
(2) For the period 4Q16, Cash NOI includes lease termination fees as they are deemed to be generated in the ordinary course of business.

4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of December 31, 2016, dollars and GLA in thousands)

Portfolio Diversification by Type

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Medical Office Buildings						
Single-tenant	83	20	4,121	23.3%	$ 88,364	23.6%
Multi-tenant	259	26	12,588	71.0	257,314	68.8
Other Healthcare Facilities						
Hospitals	10	4	655	3.7	23,200	6.2
Senior care	3	1	355	2.0	5,114	1.4
Total	355	31	17,719	100%	$ 373,992	100%

	Number of Buildings	Number of States	GLA	% of Total GLA	Annualized Base Rent	% of Annualized Base Rent
Net-Lease/Gross-Lease						
Net-lease	227	29	11,012	62.1%	$ 241,764	64.6%
Gross-lease	128	18	6,707	37.9	132,228	35.4
Total	355	31	17,719	100%	$ 373,992	100%

Historical Campus Proximity (1)(2)

	As of				
	4Q16	3Q16	2Q16	1Q16	4Q15
Off-campus aligned	30%	29%	30%	27%	27%
On-campus	67	68	67	70	70
On-campus/aligned	97%	97%	97%	97%	97%
Off-campus/non-aligned	3	3	3	3	3
Total	100%	100%	100%	100%	100%

Ownership Interests (3)

	Number of Buildings	GLA	Annualized Base Rent	% of Annualized Base Rent	As of (1)				
					4Q16	3Q16	2Q16	1Q16	4Q15
Fee Simple	255	12,135	$ 251,574	68%	68%	68%	68%	68%	68%
Customary Health System Restrictions	85	4,594	100,935	26	26	26	26	25	25
Economic with Limited Restrictions	5	262	6,976	2	2	2	2	2	2
Occupancy Health System Restrictions	10	728	14,507	4	4	4	4	5	5
Leasehold Interest Subtotal	100	5,584	122,418	32	32	32	32	32	32
Total	355	17,719	$ 373,992	100%	100%	100%	100%	100%	100%

(1) Percentages shown as percent of total GLA.
(2) Refer to page 22 for the reporting definitions of Off-campus/non-aligned and On-campus/aligned.
(3) Refer to pages 21 and 22 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions and Occupancy Health System Restrictions.

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4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 14

Portfolio Information

Tenant Lease Expirations and Historical Leased Rate

(as of December 31, 2016, dollars and GLA in thousands)

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Total GLA of Expiring Leases	% of GLA of Expiring Leases	Annualized Base Rent of Expiring Leases	% of Total Annualized Base Rent
Month-to-month	164	404	2.5%	$ 8,871	2.4%
2017	519	1,750	10.8	40,375	10.8
2018	385	1,812	11.1	38,071	10.2
2019	372	1,717	10.5	44,123	11.8
2020	264	1,222	7.5	29,782	8.0
2021	389	2,159	13.2	46,896	12.4
2022	158	1,262	7.8	30,218	8.1
2023	106	977	6.0	20,131	5.4
2024	117	1,573	9.7	34,398	9.2
2025	125	684	4.2	13,579	3.6
2026	64	584	3.6	11,460	3.1
Thereafter	122	2,131	13.1	56,088	15.0
Total	2,785	16,275	100%	$ 373,992	100%

Historical Leased Rate

	As of				
	4Q16	3Q16	2Q16	1Q16	4Q15
Total portfolio leased rate	91.9%	91.8%	92.2%	92.1%	92.0%
On-campus/aligned leased rate	91.9%	91.8%	92.3%	92.2%	92.1%
Off-campus/non-aligned leased rate	90.1%	90.8%	89.4%	88.3%	88.7%
Total portfolio occupancy rate	91.2%	91.3%	91.6%	91.4%	91.4%

4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 15

Portfolio Information

Key Health System Relationships and In-House Property Management and Leasing Platform

(as of December 31, 2016, dollars and GLA in thousands, except as otherwise noted)

Key Health System Relationships [1]

Health System	Weighted Average Remaining Lease Term [2]	Credit Rating	Total Leased GLA	% of Leased GLA	Annualized Base Rent	% of Annualized Base Rent
Highmark-Allegheny Health Network [3]	6	Baa2	914	5.6%	$ 16,446	4.4%
Greenville Health System	7	A1	798	4.9	15,415	4.1
Tufts Medical Center	11	BBB	252	1.6	9,952	2.7
Hospital Corporation of America	3	B1	352	2.2	9,024	2.4
Providence St. Joseph Health	3	Aa3	262	1.6	8,682	2.3
Steward Health Care System	10	B2	321	2.0	7,904	2.1
Community Health Systems (TN)	2	B2	332	2.0	7,889	2.1
Aurora Health Care	7	A2	277	1.7	6,385	1.7
Boston Medical Center	4	Baa2	87	0.5	4,804	1.3
Rush University Medical Center	3	A1	137	0.8	4,800	1.3
Indiana University Health	2	Aa3	309	1.9	4,541	1.2
Deaconess Health System	7	AA-	261	1.6	4,130	1.1
Tenet Healthcare	3	B2	173	1.1	4,072	1.1
Boston University	4	A1	74	0.5	4,021	1.1
Banner Health	3	AA-	141	0.9	3,553	1.0
Community Health Network (IN)	4	A2	187	1.2	3,544	1.0
Mercy Health	11	Aa3	112	0.7	3,540	1.0
Total			4,989	30.8%	$ 118,702	31.9%

In-House Property Management and Leasing Platform

As of December 31, 2016, HTA's in-house property management and leasing platform operated approximately 16.1 million square feet of GLA, or 91%, of HTA's total portfolio.



Key Market
Portfolio Property
Regional Offices
(includes corporate headquarters)
Onsite Management Offices

(1) The amounts in this table illustrate only direct leases with selected top health systems in the HTA portfolio and are not inclusive of all health system tenants.
(2) Amounts presented in years.
(3) Credit rating refers to Highmark, Inc.

HTA LISTED NYSE

4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Boston Medical Center (Baa2), located in the historic South End Medical cluster of Boston, Massachusetts, is a private, not-for-profit academic center seeing more than one million patient visits a year. BMC is the primary teaching affiliate for the Boston University’s School of Medicine, and is the busiest trauma and emergency services center in New England. They have initiated a $300 million campus redesign which will include an additional 400,000 SF for inpatient services. As a recognized leader in groundbreaking medical research, BMC received approximately $120 million in 2015 to fund over 500 research and service projects. Community Health Systems, Inc. (B2), headquartered in Franklin, Tennessee, is one of the nation’s leading operators of general acute care hospitals. The organization includes 158 affiliated hospitals in 22 states with approximately 123,000 employees and 20,000 physicians. Affiliated hospitals are dedicated to providing quality healthcare for local residents and contribute to the economic development of their communities. Based on the unique needs of each community served, these hospitals offer a wide range of diagnostic, medical and surgical services in inpatient and outpatient settings. Greenville Health System (A1), located in Greenville, South Carolina, is a public not-for-profit academic healthcare delivery system committed to medical excellence through clinical care, education and research. GHS is a health resource for its community and a leader in transforming the delivery of healthcare for the benefit of people and communities served. The University of South Carolina School of Medicine Greenville is located on GHS’ Greenville Memorial Medical Campus. The medical school is focused on transforming healthcare by training physicians to connect with communities, patients, colleagues and technology in a new, more progressive way. Highmark-Allegheny Health Network (Baa2), based in Pittsburgh, Pennsylvania, is a diversified healthcare partner that serves members across the United States through its businesses in health insurance, dental insurance, vision care and reinsurance. Highmark is the fourth largest Blue Cross and Blue Shield-affiliated company. In 2013, Highmark and West Penn Allegheny combined to create an integrated care delivery model which they believe will preserve an important community asset that provides high-quality, efficient health care for patients. Highmark’s mission is to deliver high quality, accessible, understandable and affordable experiences, outcomes and solutions to their customers. Hospital Corporation of America (B1), based in Nashville, Tennessee, HCA was one of the nation’s first hospital companies. Today, they are a company comprised of locally managed facilities that includes approximately 169 hospitals, 116 freestanding surgery centers in 20 states and the United Kingdom employing approximately 233,000 people. Approximately four to five percent of all inpatient care delivered in the country today is provided by HCA facilities. HCA is committed to the care and improvement of human life and strives to deliver high quality, cost effective healthcare in the communities they serve. Indiana University Health (Aa3), based in Indianapolis, Indiana, is Indiana’s most comprehensive healthcare system. A unique partnership with Indiana University School of Medicine, one of the nation’s leading medical schools, gives patients access to innovative treatments and therapies. IU Health is comprised of hospitals, physicians and allied services dedicated to providing preeminent care throughout Indiana and beyond. Providence St. Joseph Health (Aa3), based in Seattle, Washington and Irvine, California, is held together by Providence Health and Services and St. Joseph Health, a not-for-profit health and social services system that will serve as the parent organization for more than 100,000 caregivers (employees) across seven states. Steward Health Care System (B2), located in Boston, Massachusetts, is a community-based accountable care organization and community hospital network with 3,000 physicians, 10 hospital campuses, 24 affiliated urgent care providers, home care, hospice and other services. The system serves more than one million patients annually in over 150 communities in the greater Boston area. Other Steward Health Care entities include Steward Medical Group, Steward Health Care Network, and Steward Home Care. Tenet Healthcare System (B2), located in Dallas, Texas, is a leading health care services company. Through its network, Tenet operates 80 hospitals, over 470 outpatient centers and has over 130,000 employees. Across the network, compassionate, quality care is provided to millions of patients through a wide range of services. Tenet is affiliated with Conifer Health Solutions, which helps hospitals, employers and health insurance companies improve the efficiency and performance of their operations and the health of the people they serve. Tufts Medical Center (BBB), located in Boston, Massachusetts, is a 415-bed academic medical center, providing everything from routine and emergency care to treating the most complex diseases and injuries affecting adults and children throughout New England. Tufts Medical Center is the principal teaching hospital for Tufts University School of Medicine, and has consistently been ranked in the top quartile of major academic medical centers in the country by The University Health System Consortium. WellStar Health System (A2), located in Atlanta, Georgia, is a leading not-for-profit health system with over 3,200 beds in the Southeast. Today, the WellStar Health System is comprised of 11 hospitals, eight urgent care centers, 16 satellite diagnostic imaging centers, over 1,000 medical providers, and over 20,000 employees. With the acquisition of Tenet Healthcare’s five Georgia-based hospitals and a new partnership with West Georgia Health in LaGrange, GA., WellStar becomes the largest health system in Georgia and one of the largest not-for-profit health systems in the country. Portfolio Information Health System Relationship Highlights 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 17

As of 4Q16 4Q15 ASSETS Real estate investments: Land $ 386,526 $ 303,706 Building and improvements 3,466,516 2,901,157 Lease intangibles 467,571 430,749 4,320,613 3,635,612 Accumulated depreciation and amortization (817,593) (676,144) Real estate investments, net 3,503,020 2,959,468 Cash and cash equivalents 11,231 13,070 Restricted cash and escrow deposits 13,814 15,892 Receivables and other assets, net 173,461 141,703 Other intangibles, net 46,318 42,167 Total assets $ 3,747,844 $ 3,172,300 LIABILITIES AND EQUITY Liabilities: Debt $ 1,768,905 $ 1,590,696 Accounts payable and accrued liabilities 105,034 94,933 Derivative financial instruments - interest rate swaps 1,920 2,370 Security deposits, prepaid rent and other liabilities 49,859 46,295 Intangible liabilities, net 37,056 26,611 Total liabilities 1,962,774 1,760,905 Commitments and contingencies Redeemable noncontrolling interests 4,653 4,437 Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 141,719,134 and 127,026,839 shares issued and outstanding as of December 31, 2016 and 2015, respectively 1,417 1,270 Additional paid-in capital 2,754,818 2,328,806 Cumulative dividends in excess of earnings (1,068,961) (950,652) Total stockholders’ equity 1,687,274 1,379,424 Noncontrolling interests 93,143 27,534 Total equity 1,780,417 1,406,958 Total liabilities and equity $ 3,747,844 $ 3,172,300 Financial Statements Consolidated Balance Sheets (unaudited and in thousands, except share data) 4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 18

Financial Statements

Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Year Ended	
	4Q16	4Q15	4Q16	4Q15
Revenues:				
Rental income	$ 121,917	$ 101,983	$ 460,563	$ 403,553
Interest and other operating income	122	66	365	269
Total revenues	122,039	102,049	460,928	403,822
Expenses:				
Rental	38,452	30,535	143,751	123,390
General and administrative	7,894	6,349	28,773	25,578
Acquisition-related	1,541	1,190	6,538	4,555
Depreciation and amortization	46,436	38,955	176,866	154,134
Impairment	3,080	926	3,080	2,581
Total expenses	97,403	77,955	359,008	310,238
Income before other income (expense)	24,636	24,094	101,920	93,584
Interest expense:				
Interest related to derivative financial instruments	(521)	(862)	(2,377)	(3,140)
Gain (loss) on change in fair value of derivative financial instruments, net	3,488	2,310	1,344	(769)
Total interest related to derivative financial instruments, including net change in fair value of derivative financial instruments	2,967	1,448	(1,033)	(3,909)
Interest related to debt	(15,266)	(13,468)	(59,769)	(54,967)
Gain on sales of real estate, net	4,754	—	8,966	152
(Loss) gain on extinguishment of debt, net	(3)	16	(3,025)	123
Other income (expense)	66	(1,517)	286	(1,426)
Net income	$ 17,154	$ 10,573	$ 47,345	$ 33,557
Net income attributable to noncontrolling interests	(603)	(201)	(1,433)	(626)
Net income attributable to common stockholders	$ 16,551	$ 10,372	$ 45,912	$ 32,931
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.12	$ 0.08	$ 0.34	$ 0.26
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.11	$ 0.08	$ 0.33	$ 0.26
Weighted average common shares outstanding:				
Basic	141,727	127,035	136,620	126,074
Diluted	146,050	128,965	140,259	128,004

4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Financial Statements

Consolidated Statements of Cash Flows

(unaudited and in thousands)

	Year Ended		
	4Q16	4Q15	4Q14
Cash flows from operating activities:			
Net income	$ 47,345	$ 33,557	$ 45,994
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation, amortization and other	175,285	151,614	137,188
Share-based compensation expense	7,071	5,724	4,383
Bad debt expense	846	828	312
Gain on sales of real estate, net	(8,966)	(152)	(27,894)
Impairment	3,080	2,581	—
Loss (gain) on extinguishment of debt, net	3,025	(123)	4,663
Change in fair value of derivative financial instruments	(1,344)	769	2,870
Changes in operating assets and liabilities:			
Receivables and other assets, net	(22,080)	(7,508)	(9,252)
Accounts payable and accrued liabilities	2,171	(6,284)	12,262
Security deposits, prepaid rent and other liabilities	(2,738)	10,089	(2,027)
Net cash provided by operating activities	203,695	191,095	168,499
Cash flows from investing activities:			
Investments in real estate	(591,954)	(279,334)	(307,271)
Acquisition of note receivable	—	—	(11,924)
Proceeds from the sales of real estate	26,555	34,629	78,854
Capital expenditures	(42,994)	(29,270)	(29,037)
Collection of real estate notes receivable	—	—	28,520
Restricted cash, escrow deposits and other assets	2,078	4,711	(18,844)
Net cash used in investing activities	(606,315)	(269,264)	(259,702)
Cash flows from financing activities:			
Borrowings on unsecured revolving credit facility	574,000	454,000	294,000
Payments on unsecured revolving credit facility	(704,000)	(272,000)	(313,000)
Proceeds from unsecured senior notes	347,725	—	297,615
Borrowings on unsecured term loans	200,000	100,000	—
Payments on unsecured term loans	(155,000)	—	(100,000)
Payments on secured mortgage loans	(110,935)	(94,856)	(92,236)
Deferred financing costs	(3,191)	(204)	(12,112)
Derivative financial instrument termination payments	—	—	(1,675)
Security deposits	924	(243)	(1,025)
Proceeds from issuance of common stock	418,891	44,324	152,014
Issuance of operating partnership units	2,706	—	—
Repurchase and cancellation of common stock	(2,642)	(1,667)	(1,056)
Redemption of redeemable noncontrolling interests	(4,572)	—	—
Dividends paid	(159,174)	(146,372)	(137,158)
Distributions to noncontrolling interest of limited partners	(3,951)	(2,156)	(1,832)
Net cash provided by financing activities	400,781	80,826	83,535
Net change in cash and cash equivalents	(1,839)	2,657	(7,668)
Cash and cash equivalents - beginning of year	13,070	10,413	18,081
Cash and cash equivalents - end of year	$ 11,231	$ 13,070	$ 10,413

HTA LISTED NYSE

4Q 2016 I Supplemental Information
Healthcare Trust of America, Inc. I 20

4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 21 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”): Is presented on an assumed annualized basis. We define Adjusted EBITDA for HTA as net income computed in accordance with GAAP plus: (i) depreciation and amortization; (ii) interest expense and net change in the fair value of derivative financial instruments; (iii) acquisition-related expenses; (iv) gain or loss on the sales of real estate; (v) non-cash compensation expense; (vi) pro forma impact of our acquisitions/dispositions; and (vii) other normalizing items. We consider Adjusted EBITDA an important measure because it provides additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt. Annualized Base Rent: Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent).  Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments and (ii) amortization of below and above market leases/leasehold interests. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of our tenants or their parent companies. Customary Health System Restrictions: Ground leases with a health system lessor that include restrictions on tenants that may be considered competitive with the hospital, which may include provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. NAREIT defines FFO as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area (in square feet). Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased, including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) acquisition-related expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense and net change in fair value of derivative financial instruments; (vi) gain or loss on sales of real estate; (vii) gain or loss on extinguishment of debt; and (viii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements. Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) other income or expense; (ii) non-cash compensation expense; (iii) straight-line rent adjustments; (iv) amortization of below and above market leases/leasehold interests and corporate assets; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of our operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements.

4Q 2016 I Supplemental Information Healthcare Trust of America, Inc. I 22 Reporting Definitions Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) acquisition-related expenses; (ii) gain or loss on change in fair value of derivative financial instruments; (iii) gain or loss on extinguishment of debt; (iv) noncontrolling income or loss from partnership units included in diluted shares; and (v) other normalizing items, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have a majority alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant our properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention:  Tenant Retention is defined as the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property”. Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented, excluding properties intended for disposition in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.